UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                       Regulation FD Disclosure.

Joseph A. Mills, the Chief Executive Officer of Eagle Rock Energy G&P, LLC, which is the general partner of Eagle Rock Energy GP, L.P., which is the general partner of Eagle Rock Energy Partners, L.P. (the "Partnership"), is giving a presentation at the 7th Annual Wachovia Capital Markets, LLC Pipeline and MLP Symposium to be held at the Jumeirah Essex House in New York, New York on December 9-10, 2008.  Eagle Rock’s presentation at the conference will take place on December 9, 2008 at 3:05 p.m. and will last approximately 25 minutes.  A slideshow presentation that will accompany Mr. Mills' speech is being furnished to the Securities and Exchange Commission and is attached hereto as Exhibit 99.1. The slideshow presentation included with this report is also available on the Partnership's website located at www.eaglerockenergy.com.  The Partnership also issued a press release to announce the foregoing and to give instructions on how to view a webcast of the presentation either live or via replay.  The press release is attached hereto as Exhibit 99.2.  The information set forth in this Item 7.01 and in the attached exhibits are deemed to be furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.                       Description

99.1	Slideshow Presentation to the 7th Annual Wachovia Capital Markets, LLC Pipeline and MLP Symposium on December 9, 2008

99.2                             Press Release of Eagle Rock Energy Partners, L.P. dated December 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

Date: December 3, 2008	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

99.1	Slideshow Presentation to the 7th Annual Wachovia Capital Markets, LLC Pipeline and MLP Symposium on December 9, 2008

99.2                          Press Release of Eagle Rock Energy Partners, L.P. dated December 3, 2008